Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 8, 2012

Plum Creek Timber Company, Inc.
999 Third Avenue, Suite 4300
Seattle, Washington 98104

Re: Registration Statement on Form S-8 of Plum Creek Timber Company, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Plum Creek Timber Company, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-8, filed on the date hereof by the Company (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the registration of 6,148,900 shares (the “Shares”) of the Company's common stock, par value $.01 per share (the “Common Stock”), issuable pursuant to the Plum Creek Timber Company, Inc. 2012 Stock Incentive Plan (the “Plan”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Restated Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of the State of Delaware; (iii) the Amended and Restated By-Laws of the Company, as amended and as currently in effect, as certified by Jose Quintana, Assistant Secretary of the Company; (iv) a specimen certificate evidencing the Common Stock; (v) the Plan; (vi) the standard forms of equity award agreements entered into between the Company and the Plan participants receiving equity-based awards under the Plan and (vii) certain resolutions of the Board of Directors of the Company relating to the Plan and the filing of the Registration Statement, as certified by Jose Quintana, Assistant Secretary of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

Plum Creek Timber Company, Inc.
May 8, 2012

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, including endorsements, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

In rendering the opinion set forth below, we have also assumed that each award agreement setting forth the terms of each grant of awards under the Plan is consistent with the Plan and has been or will be duly authorized and validly executed and delivered by the parties thereto, and that the consideration received by the Company for the Shares delivered pursuant to the Plan will be in an amount at least equal to the par value of such Shares. We have also assumed that, upon issuance, the certificates evidencing the Shares will be manually signed by one of the authorized officers of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar and will conform to the specimen thereof examined by us.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and, to the extent relevant, reported judicial or regulatory determinations interpreting such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non-Opined on Law on the opinions stated herein. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized for issuance by the Company and, when (i) the Registration Statement becomes effective under the Act; (ii) certificates representing the Shares to be issued under the Plan in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the Company and the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and (iii) the Shares have been issued, delivered and paid for by the participants in accordance with the terms and conditions of the Plan and any applicable award agreement, the Shares will be validly issued, fully paid and nonassessable.

Plum Creek Timber Company, Inc.
May 8, 2012

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP